FACILITY AGREEMENT

The undersigned:

I. Coöperatieve Rabobank Roermond – Echt U.A.,
established at ROERMOND,

and

II. Euramax Coated Products B.V.,
established at ROERMOND,
trade register number: 13013614

have agreed as follows:

The Bank hereby grants the Borrower a credit facility, which the Borrower hereby accepts, subject to the terms and conditions set out below.

Section 1 DEFINITIONS

For the purposes of this agreement, the following terms shall have the meanings ascribed to them below:

a. Accession Agreement : an agreement substantially in the form of Schedule III to this Agreement and signed by the Principal Borrower, acting for itself and for the other Borrowers, Bank and the acceding borrower;

b. Agreement : this facility agreement, as amended or supplemented from time to time, including an amendment or addition increasing the amount of the Facility;

c. Account Limit : the maximum debit balance allowed by the Bank for an account on which the Facility is being administered;

d. Annual Accounts : annual accounts of the Principal Borrower based on US Gaap consisting of the consolidated balance sheet and profit and loss account, together with the accompanying notes, consolidation statement and cash-flow summary, audited by an independent auditor (registeraccountant) ;

e. Annual Certificate : a statement substantially in the form of Schedule II to this Agreement, signed by the management board of the Principal Borrower and an independent auditor acceptable to the Bank;

f. Bank : the lending party identified above under I. and its legal successors by universal or singular succession (rechtsopvolgers onder algemene of bijzondere titel);

g. Binding proposal : the financing offer dated December 29th 2011 , reference 1441.2011.00945WR/VC accepted by the Principal Borrower;

h. Borrower : the Principal Borrower and each borrower that has acceded to this Agreement pursuant to Section 20, and their legal successors by universal or singular succession, hereinafter to be referred

Initial Client Initial Bank

to individually as "Borrower" and jointly as "Borrowers" but excluding any borrower that has resigned as a party to the Agreement pursuant to Section 21;

i. Business Day : (a) for payments in euro or interest rate fixing in relation to amounts in euro: a TARGET Day and (b) in all other cases, a day on which banks in the Netherlands or, to the extent applicable, in any other country are open for business and on which interbank transactions take place in Amsterdam or, to the extent applicable, any other place where payments are made and other acts performed in satisfaction of obligations under or in connection with the Agreement;

j. Contingent Obligations : the obligations of a Borrower towards the Bank resulting from bank guarantees issued, letters of credit opened, cheques drawn or bills of exchange discounted at the request of that Borrower, the entering into similar obligations for the account of that Borrower and foreign exchange transactions;

k. EBITDA : the consolidated operation profit before paid interest, tax, depreciation, amortisation and non-cash, non-recurring and extraordinary items

l. EURIBOR : (Euro Interbank Offered Rate) the interest rate on deposits in euro for corresponding periods as fixed and published by the European Banking Federation at or about 11.00 a.m. Central European Time on the day of interest rate fixation by the Bank and published on REUTERS screen page Euribor 01 or any page substituted for it;

m. Facility : a credit facility of up to EUR 15,000,000.-- (in words: fifteen million in euro);

n. Group : the Principal Borrower and all its present and future subsidiaries, direct and indirect, within the meaning of Article 2:24a of the Dutch Civil Code;

o. Group 2 : Euramax B.V., Euramax Netherlands B.V. and its present and future Dutch Subsidiaries;

p. Principal Borrower : Euramax Coated Products B.V., established at ROERMOND, trade register number 13013614;

q. Rabobank Nederland : Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., established at Amsterdam;

r. Security : the collateral as specified in the Binding Proposal and all security referred to in this Agreement provided or to be provided to secure the performance of this Agreement (individually referred to as Security and jointly referred to as Securities);

s. Subsidiary : an entity of which a person has direct or indirect Control or owns directly or indirectly more than 50 per cent of the voting capital or similar right of ownership, hereinafter to be referred to individually as "Subsidiary" and jointly as "Subsidiaries"; ‘Control’ for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

t. TARGET Day : a day on which payments can be settled in the TARGET System;

u. TARGET System : Trans-European Automated Real-Time Gross Settlement Express Transfer system, being effective from 19 November 2007;

v. Transaction-Related Charges : the terms and charges published at www.rabobank.nl(Transactiegebonden Tarifering).

Initial Client Initial Bank

Section 2 PURPOSE / AVAILABILITY

1. The Facility is made available until further notice, but no later than April 1st 2016, subject to Section 13 below.

2. The Facility may be used for financing normal business activities.

3. The Facility may not be used, either in whole or in part, unless the Bank is satisfied that the following conditions have been met in form and substance:
a. the Bank has received, in respect of each Borrower, a copy of its most recent articles of association and an extract from the Trade Register of the Chamber of Commerce (or, in respect of a foreign Borrower, comparable documents under the laws of the relevant jurisdiction);
b. the Bank has received, in respect of each Borrower, copies of documents establishing its identity and, if applicable, copies of the power(s) of attorney granted to the person(s) signing this Agreement on behalf of such Borrower and to the person(s) authorised to represent such Borrower in the event of a conflict of interest;
c. the Bank has received, in respect of each Borrower established in the Netherlands, a shareholders' resolution substantially in the form of Schedule I to this Agreement;
d. the Bank has received duly signed copies of this Agreement and the Binding Proposal;
e. the Bank has received evidence that all Security has been established in a legally valid way; and
f. none of the events set out in Section 13 below has occurred or is likely to occur; Initial Client Initial Bank
g. the Bank has received written notice of Euramax B.V. that the Bank will be informed immediately in case of an insolvency event or payment default relating to any member of Group 2.

Section 3 USE

1. The Facility shall be administered by the Bank on the following current account maintained at the Bank, which is to be denominated in euro:
a. account number ……………… which is or will be held in the name of the Principal Borrower. The Account Limit for this account is maximized on an amount of EUR 15,000,000.--;

With the Bank's consent, the Facility may also be administered on other accounts maintained at the Bank in the name of one or more Borrowers and denominated in euro. The Bank may at any time determine an Account Limit for an account on which the Facility is being administered and/or amend such an Account Limit provided that the aggregate Account Limit for accounts on which the Facility is being administered shall never be more than EUR 15,000,000.--. The Bank will send a written notice of this to the Principal Borrower.

2. Subject to the provisions of subsection 3 below, a Borrower may, under the Facility:
a. make the usual withdrawals from the accounts referred to in subsection 1;
b. instruct the Bank to enter into Contingent Obligations, all on such conditions as the Bank may determine in line with market rates and subject to a maximum term of 12 months;

3. The sum of (i) the combined credit and debit balances on all accounts of all of the Borrowers as referred to in subsection 1 above and Section 3 of the Accession Agreement, and the total amount of all Contingent Obligations shall at no time exceed the total amount of the Facility. Those accounts and obligations which have been excluded by the Bank from compensation will be ignored.

4. The Bank shall debit from a Borrower's accounts at the Bank all (i) withdrawals referred to in this Section, (ii) amounts paid by the Bank under the agreed Contingent Obligations, other obligations within the meaning of this Section assumed at the request and for the account of the Borrower and (iii)

Initial Client Initial Bank

interest, fees and costs.

Section 4 INTEREST

1. Current accounts

a. The rate of interest payable by a Borrower on negative current account balances denominated in euro shall be the average 1-month EURIBOR rate over a calendar month plus a margin of currently 2% points (in words: two percentage points). The average 1-month EURIBOR rate shall be determined by dividing the sum of the respective daily 1-month EURIBOR rates applicable during the relevant calendar month by the number of days in that month. Where a calendar day is not a Business Day, the 1-month EURIBOR rate for that day shall be equal to the 1-month EURIBOR rate for the first preceding Business Day.

b. The interest payable by a Borrower on negative current account balances denominated in euro shall be determined by the Bank in arrears at the end of each calendar month and shall be equal to the sum of the respective amounts payable as interest that have accrued each calendar day of that month on the total of the negative current account balances, as at the end of the relevant calendar day, on the accounts referred to in Section 3 subsection 1. This interest shall be debited from the specified accounts on the first calendar day of the subsequent calendar month.

c. The interest payable to a Borrower on positive current account balances denominated in euro shall be based on the average positive current account balance over a period of one month, being the sum of the positive current account balances administered on the accounts referred to in Section 3 subsection 1 at the end of each calendar day during that period divided by the number of calendar days in that period. The average current account balance for the relevant period shall be divided into brackets as indicated below. The interest payable shall be calculated by applying the indicated rates to the amounts shown in the corresponding brackets:

Bracket	interest per annum
1. up to EUR 10,000.--	0% (in words zero per cent) (base rate);
2. from EUR 10,000.-- up to EUR 40,000.	0% (in words zero per cent) up to EUR 40,000,-- (bracket rate 1);
and
3. from EUR 40,000.--	0,25% (in words twenty five hundred of a per cent) (bracket rate 2).

The interest calculated as shown above shall be credited to the specified accounts on the first calendar day of the subsequent calendar month.

d. The calculation of interest payable by or to a Borrower on negative current account balances or positive current account balances, as the case may be, shall be based on the actual number of days elapsed in the relevant calendar month and a year of 360 days.

2. Interest netting of balances denominated in euro
a. Debit or credit interest on the balance on each account of each Borrower shall be calculated at the rate agreed in respect of the relevant account.
b. Subsequently, interest shall be calculated on the combined balances on all accounts denominated in euro of all the Borrowers with the Bank, except for those accounts that have been excluded from interest netting by the Bank, in accordance with the value dating rules and calculation method customary at the Bank for those accounts.

Initial Client Initial Bank

c. The difference, if any, in favour of the Borrowers between the total interest calculated pursuant to subsection a. above and the total interest calculated pursuant to subsection b. above shall be credited to an account specified by the Principal Borrower.
d. The above interest netting arrangement shall immediately cease upon the occurrence of an event of default under Section 13 below.

3. If considered justified by the Bank, it may amend the interest, the margin, the calculation method, the brackets, the settlement period and the method of administrating. The Bank may furthermore adopt other bases for calculating interest if an agreed reference rate or index is no longer available.

Section 5 DEFAULT INTEREST

If the maximum amount of the Facility is exceeded for any reason, default interest may be charged at a rate of 4% (four per cent) per annum in addition to the interest otherwise payable. The default interest shall be calculated on the amount by which the maximum amount of the Facility is exceeded, from the date on which the excess arose up to and including the date on which it is paid off. This provision shall not affect the obligation of each Borrower to pay off the excess immediately and shall also not affect any of the Bank's rights under Section 13 below.

Section 6 FEES AND COSTS

1. For the execution of payment transactions in relation to the accounts, the Bank shall charge a fee per transaction in accordance with the Transaction-Related Charges (Transactie Gebonden Tarifering).

2. For the entering into Contingent Obligations the Bank shall charge one or more amounts in market rate fees per transaction.

3. All fees and handling charges payable by a Borrower to the Bank as agreed in the Binding proposal shall be calculated and debited quarterly in arrears, unless the parties have agreed otherwise either in this Agreement or the Binding proposal. The Borrower shall pay all reasonable and customary costs associated with the entry into, any change and performance of the Agreement and all reasonable and customary collection costs arising upon the occurrence of an event of default or upon termination of the Facility. Collection costs shall include, without limitation, the costs of legal assistance, both internal and external, the costs of litigation and the costs of experts and other third parties.

4. If considered justified, the Bank may amend the fee and cost structure, the method(s) of calculation and the fees themselves.

Section 7 BANK GUARANTEES AND COUNTER-GUARANTEE

1. A request for the issuance of a bank guarantee by the Bank or for a change in the terms of an outstanding bank guarantee must be received by the Bank at least three (3) Business Days prior to the desired date of issuance or amendment, and must be in writing.

2. The Borrower at whose request a bank guarantee as referred to in subsection 1 is issued by the Bank undertakes to pay the Bank, on written demand, all sums which the Bank has paid out under the bank guarantee plus interest at the statutory rate on that amount from the date of payout until the date of repayment. The payment obligation under this counter-guarantee arises through the mere act of payment by the Bank to the relevant creditor. The request to issue the bank guarantee shall, together with the records of the Bank, constitute conclusive evidence of the existence and amount of the Borrower's indebtedness under the bank guarantee.

Initial Client Initial Bank

3. The obligations of a Borrower under the counter-guarantee set out in subsection 2 shall remain in effect until the Bank has and will have no further claims under or in connection with that or any other outstanding bank guarantee it has issued and until the Bank has released the Borrower from its obligations under the counter-guarantee.

4. A request for the issuance of a bank guarantee through Rabobank Nederland or for a change in the terms of an outstanding bank guarantee that has been issued in this manner must be received by the Bank at least 5 Business Days prior to the desired date of issuance or amendment and must be substantially in the form of the Form Application Bankguarantee available via www.rabobank.nl/bedrijven/direct_aanvragen/internationaal_zakendoen/.

5. The Bank may debit the entire amount owed to it (i) under the counter-guarantee set out in this Section 7 and (ii) pursuant to a bank guarantee issued through Rabobank Nederland as set out in subsection 4 above, from any account of the relevant Borrower with the Bank.

Section 8 JOINT AND SEVERAL LIABILITY

1. Each Borrower is jointly and severally liable to the Bank for all present or future obligations of any other Borrower to the Bank under or in connection with the Agreement.

2. Each Borrower hereby waives, vis-à-vis the Bank, all rights, privileges and defences conferred by law on co-debtors.

3. Each Borrower hereby waives, vis-à-vis the Bank, now and, to the extent necessary, for the future, all rights of the Bank to which it could be subrogated and undertakes not to invoke any statutory provision creating a right to subrogation by virtue of joint and several liability.

4. The Bank and the Borrowers hereby agree that, by signing this Agreement, the rights of a Borrower to recourse against any other Borrower are pledged to the Bank as security for all present and future obligations towards the Bank to pay a sum of money under or in connection with this Agreement. The Bank hereby gives notice now and, to the extent necessary, for the future, to each Borrower of the creation of this pledge and each Borrower confirms that this notice has been given. The Bank may, on behalf of a Borrower, waive the rights pledged.

5. The Bank and the Borrowers hereby agree that, if and to the extent that the pledging of the Borrowers' recourse rights has no legal effect:
a. the recourse rights of a Borrower against any other Borrower shall be subordinated to all rights which the Bank has or may at any time have against the other Borrower under or in connection with this Agreement or on any other basis whatsoever, and
b. each Borrower waives its recourse rights against any other Borrower in the event the latter is sold to a third party and thereby ceases to be part of the Group.

Section 9 PAYMENT

1. A Borrower shall pay all amounts owing to the Bank under this Facility without any suspension, deduction, discount, set-off or counterclaim, at such place as the Bank may specify. Where a due date is not a Business Day, the due date shall be the next Business Day. Interest shall accrue over the intervening day(s).

2. Each Borrower grants the Bank a power of attorney to debit the interest and principal payments it owes under the Facility from its current account(s) maintained at the Bank. Each Borrower shall ensure that there is a sufficient balance or available credit limit on that/these current account(s).

Initial Client Initial Bank

Section 10 ORDER OF PAYMENTS

All payments received by the Bank from a Borrower under this Agreement shall be deducted from the indebtedness of that Borrower to the Bank under this Agreement in the following order: (i) costs and indemnities, (ii) fees (including but not limited to the possible fee as meant in Section 13 subsection 4), (iii) interest and (iv) repayment of principal, or – in case of a termination event as meant in Section 13 subsections 2 or 3 -in any other order in the Bank's own discretion.

Section 11 SET-OFF

The Bank may at any time set off all amounts, whether or not due and payable, owed by a Borrower to the Bank under this Agreement against all amounts, owed by the Bank and/or any other legal entity being part of the Rabobank Group to any Borrower on any account whatever, whether or not due and payable.

Section 12 PLEDGE

If, whether before or after set-off pursuant to Section 11, any Borrower has any claims against the Bank, those claims are hereby pledged to the Bank as security for the present or future obligations of any nature whatsoever of that Borrower or any other Borrower to the Bank. The Bank hereby confirms that it has been given notice of the pledge referred to in the preceding sentence.

Section 13 TERMINATION / EVENTS OF DEFAULT

1. The Principal Borrower and the Bank may at any time terminate (opzeggen) the Facility by written notice. None of the Borrowers may continue to use the Facility and all amounts owed by any Borrower under or in connection with outstanding current account balances in respect of principal, interest, fees and costs shall become immediately due and payable and each Borrower shall immediately pay the Bank all amounts then owed to it.
2. The Bank may terminate this Facility with immediate effect by written notice to the Principal Borrower if and when in the commercially reasonable opinion of the Bank any of the following events occurs:
a. the Facility or a part thereof is exceeded and the excess is not paid off within 5 (five) Business Days of the relevant Borrower having been requested in writing to do so;
b. any amount due and payable by any Borrower to the Bank under or in connection with the Facility is not received by the Bank within 5 (five) Business Days of a written request to that effect;
c. any Borrower within the Group and any member of Group 2 defaults in the timely and/or due performance of any other obligation under or in connection with this Agreement or any obligation under or in connection with any other financing agreement entered into with the Bank or any other lenders, irrespective of the name given to such agreement;
d. any of the following events occurs in respect of any Borrower, or one or more companies in the Group:
− a pre-judgment seizure order (conservatoir beslag) is granted in respect of a material part of the assets of a Borrower and the order is not lifted (opgeheven) or nullified (nietig verklaard) within 30 (thirty) days of the date of the order, or an analogous event occurs under any relevant foreign law;
− any approval, consent, exemption, licence or permit required for the conduct of its business is lacking, lapses or is revoked, or if a condition attached to any of these is violated;
e. any Security is not anymore enforceable in accordance with the terms and conditions of the relevant security agreement and/or there is a substantial decrease in value or loss of any asset which is subject of any Security;

Initial Client Initial Bank

f. one or more of the representations made in Section 19 below proves to be incorrect in any material respect on the date made;
g. at year-end the Principal Borrower does not, meet the ratios referred to in Section 18 below;
h. the relationship of the Bank with any member of the Group harms the integrity and/or the reputation of the financial sector and/or the Bank;
i. there is any event, change or circumstance relating to any Borrower’s or any Group member’s financial position or business operations that could substantially prejudice, delay or endanger its performance of any obligation under this Agreement, or it is foreseeable that such an event, change or circumstance will occur; or
j. shares in the capital of any Borrower or any member of Group 2 are transferred in whole or part to a third party not being an affiliate of any Borrower, or it is apparent that such a transfer is intended and/or a change of control over any Borrower or any member of Group 2 not involving an affiliate of any Borrower takes place or it is apparent that such a change is intended.

3. The Facility shall terminate immediately and without prior notice from the Bank to any Borrower being required if, in respect of any Borrower, or one or more companies in the Group, any of the following events occur:
− it applies for a suspension of payments (surseance van betaling);
− it applies for its own bankruptcy (eigen aangifte faillissement) or a petition for its bankruptcy has been filed (faillissement aangevraagd);
− it offers a composition (akkoord) to its creditors;
− a writ of execution (executoriaal beslag) is issued in respect of one or more of its assets;
− it adopts a resolution to dissolve or to liquidate;
− its business operations are suspended or terminated;
− it loses its status as a legal entity;
− it files a notice pursuant to section 36 of the Tax Collection Act 1990 (Invorderingswet 1990) or pursuant to Section 60 of the Social Security Finance Act (Wet financiering sociale verzekeringen) in connection with the Tax Collection Act 1990; or
− an analogous event occurs under any relevant foreign law.

4. If the Facility is terminated or terminates pursuant to subsection 2 or 3, all amounts owed by any Borrower under or in connection with this Agreement in respect of outstanding debit balances, interest, default interest, fees, indemnity, costs or otherwise shall become immediately due and payable in full, and the Borrowers shall be in default, without any prior notice of default or court intervention being required. In that event, each Borrower shall immediately pay to the Bank the amount of any outstanding debit balances, as well as accrued interest, default interest, fees and costs.

Section 14 CHANGES IN THE CONDUCT OF BUSINESS

1. Each Borrower shall give the Bank advance notice of any intended decision or intended amendment to its articles of association that will substantially alter its business operations or financial ratios, and of any intended decision to merge with one or more third parties not being an affiliate of any Borrower, to divide or demerge ((af)splitsen) or to take over one or more third parties not being an affiliate of any Borrower.

2. If the Bank so requests, the Borrower in question shall not take a final decision or adopt an amendment as referred to in subsection 1 until the parties to this Agreement have discussed the possible effect of the decision or amendment on the payment of the outstanding principal and accrued interest under the Facility.

3. If a Borrower intends to make a decision or adopt an amendment as referred to subsection 1, the Bank may impose reasonable conditions aimed at securing the relevant Borrower's performance of its

Initial Client Initial Bank

obligations under this Agreement, without prejudice to the Bank's rights under Section 13 above.

Section 15 INFORMATION

1. The Principal Borrower undertakes, during the term of the Facility and as long as any Borrower has any obligation to the Bank under this Agreement, to provide the Bank, based on US GAAP:
− each year with the Annual Accounts for the past financial year, the Annual Certificate and the separate annual accounts of the Principal Borrower, not later than April 1st;
− each period with the consolidated and separate 6- months figures (financial statements) of the Principal Borrower, not later than September 1st.
− at the moment of the first drawing of the Facility A the Bank will be provided with a 13-week rolling cash flow forecast and, as long as there is a debit balance in the account, this 13 week rolling cash flow forecast will be delivered on the first Business Day of each month.

2. The Principal Borrower undertakes, during the term of the Facility and as long as any Borrower has any obligation to the Bank under this Agreement, to inform the Bank of any substantial change in its method of financial reporting (including, without limitation, the valuation principles) and to provide all information which may be useful for comparing information based on the new financial reporting method with previously submitted financial information.

3. If the Principal Borrower has informed the Bank of a change as referred to in subsection 2 above, the Bank shall assess the consequences which, in its reasonable opinion, the change in financial reporting will have for the conditions of the Facility and, in particular, the agreed financial ratios. The Bank and the Principal Borrower shall, if deemed useful by the Bank, agree in mutual consultation on viable amendments to this Agreement (including the determination of new financial ratios and definitions thereof) which, once agreed, shall be binding on the parties.

4. Each Borrower undertakes to promptly inform the Bank of any circumstance that will or may cause an event as set out in Section 13 subsection 2 or Section 13 subsection 3 to occur or be likely to occur, as well as the possible consequences thereof.

5. Each Borrower shall also furnish all other information that may reasonably be requested by the Bank.

Section 16 NEGATIVE PLEDGE AND PARI PASSU

1. Each Borrower undertakes to the Bank that as long as any Borrower has any obligation to the Bank under this Agreement or such an obligation can still arise, it will not, without the prior written consent of the Bank, which consent will not be unreasonably witheld:
a. with respect to the Principal Borrower only: encumber real estate of the Principal Borrower situated at Industrieweg 6, Industrieweg 4 and Productieweg 2 in Roermond with a right of mortgage for the benefit of any person other than the Bank;
b. with respect to the Principal Borrower only: encumber any present or future machinery of the Principal Borrower or any present of future account receivables pursuant to business and trade of the Principal Borrower with a right of pledge for the benefit of any person other than the Bank; or
c. assume liability for or in any other manner guarantee the present or future obligations of third parties, except when any of the activities referred to under a) to c) takes place in the ordinary course of business of a Borrower.

2. Each Borrower further undertakes and warrants to the Bank that all its payment obligations under this Agreement rank, and for the entire duration of the Agreement will rank, at least pari passu with all its unsecured and unsubordinated obligations to all its other creditors, with the exception of obligations with a statutory preference.

Initial Client Initial Bank

Section 17 OTHER NON-FINANCIAL CONVENANTS

1. Each Borrower warrants to the Bank that during the term of this Agreement it will make no investments in fixed assets, other than to replace existing fixed assets > EUR 5,000,000.--, without the Bank's prior written consent, which consent will not be unreasonably held.
2. Each Borrower warrants to the Bank that during the term of this Agreement it will not enter into new financing arrangements or other financial obligations with third parties (i.e. parties other than the Bank) that exceed an amount of EUR 1,500,000.—without the Bank's prior written consent, which consent will not be unreasonably witheld.
3. Intercompany transactions at arm’s length. Each Borrower warrants to the Bank that during the term of the facility agreement all its intercompany transactions with any counterpart will be executed in a (business) responsible manner, on market terms and conditions as usual in agreements with non Group entities (‘at arm’s length’).

Section 18 FINANCIAL RATIOS

1. Solvency Ratio
As long as any Borrower has an obligation to the Bank under this Agreement or such an obligation can still arise, the risk-bearing capital (garantievermogen) of the Principal Borrower based on US Gaap as shown in the Annual Accounts shall at all times be not less than EUR 20,000,000.-- (in words: twenty million in euro), which will be tested by the Bank at year-end.

For the purposes of the Agreement, "risk-bearing capital" means:
the consolidated equity of the Principal Borrower, which in turn means: the paid-up and called share capital minus the repurchased share capital and plus the share premium reserve, the revaluation reserve and the other legal reserves, the reserves required by the articles of association and other reserves (including undistributed profits) plus third party claims that are subordinated (to the Bank’s satisfaction) to those of the Bank and minus the capitalised intangible assets (goodwill and Custumer Relationship) minus the intercompany receivables minus intercompany loans minus intercompany credit facilities.

2. Year-end EBITDA
As long as any Borrower has an obligation to the Bank under the Agreement or such an obligation can still arise, the year-end EBITDA of the Principal Borrower shall in any financial year be at least EUR 10,000,000,-- based on US Gaap.

3. General
a. If the Principal Borrower fails to meet or continue to meet one or more of the ratio's set out above, the Bank may impose additional conditions to secure the performance by a Borrower of the obligations under this Agreement, without prejudice to the Bank’s rights under Section
26 of the General Banking Conditions or the provisions regarding termination and obligations becoming immediately due and payable in Section 13 subsection 2.
b. The ratio’s set out in this Section shall be calculated and examined based on the Annual Accounts and the Annual Certificate..

Section 19 REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Bank for the term of this Agreement in respect of itself that:
a. upon entering into this Agreement, all legal resolutions and approvals required by the articles of association for the conclusion of this Agreement have been passed or obtained as well as – as far as

Initial Client Initial Bank

necessary – a positive advice of the works council (ondernemingsraad);
b. the provisions of this Agreement are not incompatible with any other agreement entered into or to be entered into by such Borrower with third parties;
c. it has committed no violation of any law, rule or regulation which could have a material adverse effect on such Borrower;
d. no litigation, arbitration or administrative or other proceeding is currently pending which could have a material adverse effect on such Borrower;
e. it has committed no breach or default under any agreement or other obligation which could have a material adverse effect on such Borrower;
f. with respect to the Principal Borrower only: the financial information provided to the Bank pursuant to Section 15 above gives a true and correct picture of its financial condition for the period to which such information relates, in accordance with generally accepted financial reporting rules and based on generally accepted valuation principles;
g. subject to general principles of applicable law, all obligations under the Agreement are legal, valid and binding;
h. it has no financial obligations other than those that it has specified in writing or for which reserves have been set aside or provisions made; and
i. it is part of the Group and has a common interest in the Facility being granted.

Section 20 ACCESSION OF BORROWERS

1. All parties to this Agreement agree in advance to one or more other borrowers acceding to the Agreement as Borrower and accepting its terms and conditions, provided that the Principal Borrower indicates that the acceding borrower is a member of the Group and provided that the acceding borrower is considered acceptable by the Bank.

2. The accession to this Agreement by other borrowers shall be effected by means of an Accession Agreement, signed by (i) the acceding borrower (ii) the Principal Borrower, acting for itself and for the other Borrowers and (iii) the Bank. Once executed, the Accession Agreement shall form an integral part of this Agreement.

3. Each Borrower hereby grants an unconditional and irrevocable power of attorney to the Principal Borrower – which hereby accepts this power – to (i), on its behalf, accept the accession to this Agreement of one or more borrowers and (ii) also on behalf of the Borrowers to confirm to have taken notice of the pledge effectuated by that acceding borrower as meant in Section 10.

Section 21 RESIGNATION OF BORROWERS

1. All parties to this Agreement hereby agree in advance that the Principal Borrower may at any time request the Bank’s approval for the resignation of a Borrower as a party to this Agreement. The request shall be substantially in the form of Schedule IV to this Agreement.

2. The Bank is not required to approve a Borrower's request to resign, but shall not unreasonably withhold its approval.

3. If the Bank approves a resignation request, it shall sign and return the request to the Principal Borrower, upon which the resignation shall be effective.

Section 22 POWER OF ATTORNEY AND MANDATE

1. Each Borrower hereby grants a mandate (last) and power of attorney (volmacht) to the Principal Borrower – which hereby accepts this mandate and power - to, on its behalf, perform all juridical acts

Initial Client Initial Bank

(rechtshandelingen) for the benefit of the Bank relating to the extension of credit and provision of security which the Principal Borrower considers useful and necessary in connection with this Agreement or other agreements to borrow money, however labelled, entered into or to be entered into between the Borrowers and the Bank. These acts include, without limitation, acts relating to the assumption of joint and several liability, the provision of additional security and the giving of guarantees and indemnities and the like which may be demanded pursuant to the Agreement or other agreements to borrow money entered into between the Borrowers and the Bank.

This mandate and power of attorney is revocable but the revocation may only be invoked against the Bank if it has been given notice of the revocation by registered letter.

Section 23 REGULATORY CHANGES

1. If, as a result of the introduction or amendment, or change in the interpretation, administration or application, of any law or regulation after the date of execution of this Agreement, the Bank:
− realises a lower rate of return on its capital;
− is required to incur extra costs; or
− experiences an increase in its cost of funds,
in relation to the use of the Facility by a Borrower, that Borrower shall, on first demand by the Bank, immediately pay the Bank an amount sufficient to indemnify it against the lower return, the extra costs, or the increased cost, provided that the obligation to indemnify that Bank for such lower rate of return shall not be applicable to the extent that such lower rate of return is due to the implementation and the application of and the compliance with the second Basel Capital Agreement (“Basel II”) of the Basel Committee existing on the date of this Agreement.

2. The obligation under subsection 1 shall also apply if the lower rate of return on capital, the extra costs, or the increased cost results from compliance, with any request or requirement relating to the maintenance of capital made or imposed for any reason by a competent authority after the execution of the Agreement.

3. The Bank shall notify the relevant Borrower as soon as possible in writing of the circumstances referred to above and of the amount that the Borrower is required to pay under subsection 1 or 2.

Initial Client Initial Bank

Section 24 TAXES AND COSTS

If a Borrower is required by law to deduct or withhold an amount from any payment under the Agreement for tax reasons or otherwise, the Borrower shall pay the Bank an additional amount sufficient to ensure that the Bank receives what it would have received without the deduction or withholding.

Section 25 COMMUNICATIONS

Unless specifically provided otherwise in this Agreement, all notices and communications to the Bank relating to the Agreement shall be in writing and shall be made or delivered to the Bank at the address set out below:

Bank:
Coöperatieve Rabobank Roermond-Echt U.A.
Postbus 35

Initial Client Initial Bank

6040 AA ROERMOND

Unless specifically provided otherwise in the Agreement, all notices and communications to the
Borrowers relating to this Agreement shall be made or delivered to the following address:

Borrowers:
Euramax Coated Products B.V.
Industrieweg 6
6045 JG ROERMOND

Notices and communications made or delivered to this address shall be deemed to have been made or delivered to each Borrower.

Section 26 MISCELLANEOUS

1. For the purposes of this Agreement, the Bank elects as its domicile its office in Roermond at Willem II Singel 9.

2. For the purposes of this Agreement, each of the Borrowers elects as its domicile the office of the Principal Borrower in Roermond at Industrieweg 6.

3. This Agreement may only be amended in writing.

4. The Borrowers may not assign or pledge their rights under this Agreement to any third party.

5. The Bank may transfer this Agreement in whole or in part to a third party being a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op financieel toezicht). Each Borrower hereby agrees in advance to a transfer and will cooperate in its effectuation. The Bank may provide the relevant third party with financial or other information Initial Client Initial Bank relating to a Borrower and/or the Agreement if the Bank considers this justified or useful with a view to the transfer or administration of the Agreement.

6. If any clause in this Agreement is invalid, void or voidable, this shall have no effect on the rest of this Agreement.

7. The failure to exercise any right conferred on any party under this Agreement shall not be construed as a waiver or forfeiture of such right.

8. Unless expressly provided otherwise in the Agreement, the terms of the Binding Proposal shall continue to apply unchanged, together with this Agreement.

9. Unless expressly provided otherwise, the provisions in this Agreement and in the Binding Proposal shall always prevail over the provisions in the current account agreements concluded or to be concluded in connection with the accounts referred to in Section 3 as well as over the Bank’s general conditions that are applicable thereto.

10. Each Borrower and the Bank waive their right to rescind (ontbinden) this Agreement.

11. Unless expressly provided otherwise in the Agreement, the Agreement shall also be governed by the General Banking Conditions, as filed by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) at the Registrar’s office of the District Court of Amsterdam and as attached to the Agreement as Bijlage V General Banking Conditions. These provisions shall be deemed to form an

Initial Client Initial Bank

integral part of the Agreement. Each Borrower declares that it has received a copy of said General Banking Conditions and accepts the terms thereof.

12. Without prejudice to clause 26 of the General Banking Conditions each Borrower has the obligation in case the Bank obtains or might obtain claims on that Borrower in respect of additional and/or new finance facilities, whatsoever named or on any other account, to provide upon the Bank’s first written request at once (additional) collateral in favour of the Bank - in form and substance satisfactory to the Bank - for the proper fulfilment of its obligations towards the Bank resulting from such additional and/or new finance facilities.
Section 27 CHOICE OF LAW AND JURISDICTION

1. This Agreement, including the choice of forum contained in subsection 2 and any contractual and or non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with Dutch law.

2. Any dispute between the parties concerning the performance of the Agreement shall be brought before the competent court in the Netherlands, without prejudice to the right of the Bank to commence legal proceedings against a Borrower before a competent court in any other jurisdiction.

Initial Client Initial Bank

Section 28 TERMINOLOGY

The words used in this Agreement to express legal concepts, although in English, refer to Dutch legal concepts only and the consequences of the use of these words in English law or any other foreign law shall be disregarded.

Executed in two fold at the parties' respective main offices on …………..

I. Coöperatieve Rabobank Roermond- Echt U.A.

Name :	Mr. W. Reijnen	Name :	Mr. B. Van Iersel
Signature :		Signature :

II. Euramax Coated Products B.V.

Name :	Mr. J. Timmerman
Signature :

Schedule I

SHAREHOLDER RESOLUTION

Shareholder Resolution (conflict of interests)

The undersigned:

([together] the "Shareholder[s]"), acting in [their/its] capacity as shareholder(s) of [-] [N.V./B.V.] a [company with limited liability (naamloze vennootschap)]/[private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid)], established at [-], and maintaining offices at [-] (the "Company");

Whereas:

a) the Shareholder[s] [together own all the issued shares in the capital of the Company][owns all the issued shares in the capital of the Company];

b) (i) no depositary receipts for shares have been issued with the cooperation of the Company,
(ii) there are no persons on whom the law, the articles of association of the Company and/or any agreement or pledge instrument confer the rights granted to holders of depositary receipts issued with the cooperation of the Company, and
(iii) the shares in the capital of the Company are not subject to any pledge[, except in favour of Coöperatieve Rabobank Roermond-Echt U.A.bank (the "Bank"),] or right of usufruct;

c) by virtue of a EUR 15,000,000.—credit facility provided or to be provided by Coöperatieve

Initial Client Initial Bank

Rabobank Roermond-Echt U.A. (the ‘Bank’), the Company will become a party to an agreement as Borrower and in that connection will provide security [zekerheidsrechten]] (the "Transaction");

d) there is or may be a conflict of interest as referred to in Article 2:[146/256] of the Dutch Civil Code between the Company and one or more of its management board members in connection with the conclusion, signing and performance of the Transaction;

e) the Shareholder[s] may, pursuant to the articles of association of the Company, pass resolutions without holding a meeting, provided [they do/it does] so in writing [and by a unanimous vote];

f) the Company's management board members [and supervisory board members] have been given the opportunity to cast an advisory vote;

Hereby [unanimously] resolve[s]:

[Pursuant to Article 2: [146]/[256] of the Dutch Civil Code, to appoint each of the Company's management board members [and [-]]/[to refrain from exercising the power accruing to [him]/[them] them under Article 2: [146]/[256] of the Dutch Civil Code, to designate one or more persons] to represent the Company in the case of a conflict of interests in relation to the conclusion, signing and performance by the Company of all instruments, agreements, communications and other documents useful or necessary in connection with the Transaction.

Initial Client Initial Bank

And hereby declare[s]:

that the Bank and third parties may rely on this resolution.

Signed by and on behalf of [-] [N.V./B.V. as Shareholder

Name:
Title:
Date:

[Signed by and on behalf of [-] [N.V./B.V. as Shareholder

Name:
Title:
Date:]

Schedule II

FORM OF ANNUAL CERTIFICATE

We hereby provide you with a statement of the following consolidated ratios of Euramax Coated Products B.V. for the 12-month period ending on _____________

For the definitions of the relevant terms, reference is made to the Agreement dated [*datum] entered into between the Bank and Euramax Coated Products B.V.providing for a credit facility of EUR 15,000,000.--

Initial Client Initial Bank

Ratios:

The above ratios and figures have been calculated as set out below and relate to the Annual Accounts for the year …………. of Euramax Coated Products B.V.];

Calculation methods:

Date:

Signature by auditor (registeraccountant) and by management board of Euramax Coated Products.

Absolute Risk Bearing Capital

**

Absolute Year-end EBITDA

**

Absolute Risk Bearing Capital

**

Absolute Year-end EBITDA

**
Initial Client Initial Bank

Schedule III ACCESSION AGREEMENT

The undersigned:

I.	Coöperatieve Rabobank Roermond-Echt U.A.,
established at ROERMOND,
hereinafter also referred to as the "Bank",

II.	Euramax Coated Products B.V.,
trade register number: H130136140000
established at ROERMOND,
hereinafter also referred to as the "Principal Borrower";

III.	*legal name acceding borrower,
trade register number: *number
established at *statutory seat acceding borrower,
hereinafter also referred to as the "Acceding Borrower";

Whereas:

Initial Client Initial Bank

− on *date credit facility, the Bank, on the one hand, and the Principal Borrower [, among others], on the other hand, entered into an agreement (the "Agreement") providing for a credit facility of EUR 15,000,000,-- (the "Facility"), a copy of which is attached as a schedule to this accession agreement;
− Section 20 of the Agreement provides that one or more borrowers may accede thereto as Borrower; and
− each Acceding Borrower is a member of the Group and has an economic interest in the granting and use of the Facility,

have agreed as follows:

Section 1 ACCEDING BORROWER

1. The Acceding Borrower hereby accedes to the Agreement as Borrower and becomes subject to its provisions. The Acceding Borrower hereby confirms that it is familiar with these provisions and that it has received a copy of the Agreement.

2. The Acceding Borrower hereby accepts the rights and obligations arising out of this accession.

3. The Acceding Borrower hereby creates the pledges referred to in Section 8 and Section 12 of the Agreement in favour of the Bank. The Bank hereby confirms that it has been given notice of these pledges, insofar as it concerns claims on the Bank. The Principal Borrower hereby confirms on behalf of all the Borrowers that it has been given notice of these pledges insofar as it concerns claims on the Borrowers.

4. The Principal Borrower hereby creates, also on behalf of the other Borrowers, a pledge on the claims on the Acceding Borrower referred to in Section 8 of the Agreement in favour of the Bank and the Acceding Borrower hereby confirms that it has been given notice of this pledge.

Section 1 OPENING CURRENT ACCOUNT

In addition to the account(s) specified in Section 3 subsection 1 of the Agreement, the Facility shall be administered by the Bank on the following account denominated in euro:

account number ……………..that is or will be held in the name of the Acceding Borrower. [The Account Limit for this account is fixed at EUR ………...]

Section 2 POWER OF ATTORNEY / ACCEPTANCE

1. The Acceding Borrower hereby grants an unconditional and irrevocable power of attorney to the Principal Borrower – which hereby accepts this power – to, on its behalf, accept the accession to the Agreement of one or more other borrowers.

2. The Principal Borrower hereby confirms that the Acceding Borrower is a member of the Group and expressly accepts – both for itself and for the Borrowers which are already parties to the Agreement:
a. the accession to the Agreement of the Acceding Borrower as Borrower;
b. the rights and obligations arising out of this accession.

3. The Bank hereby accepts:
a. the accession to the Agreement of the Acceding Borrower as Borrower;
b. the rights and obligations arising out of this accession.

Initial Client Initial Bank

Section 3 MISCELLANEOUS

1. The Acceding Borrower declares that it is a member of the Group and has a common interest in the granting and the use of the Facility.

2. Except as otherwise agreed, the capitalised terms in this agreement shall have the same meanings as in the Agreement.

3. Unless expressly provided otherwise, the provisions in the Agreement, the Binding Proposal and this accession agreement shall always prevail over the provisions in the current account agreements concluded or to be concluded in connection with the accounts referred to in Section 2 as well as the Bank's general conditions that are applicable thereto.

4. Unless expressly provided otherwise herein, this accession agreement shall also be governed by the General Banking Conditions, as filed by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) at the Registrar’s office of the District Court of Amsterdam. Those provisions shall be deemed to form an integral part of this accession agreement. The Acceding Borrower declares that it has received a copy of said General Banking Conditions and accepts the terms thereof.

5. The words used in this agreement to express legal concepts, although in English, refer to Dutch legal concepts only and the consequences of the use of these words in English law or any other foreign law shall be disregarded.

Initial Client Initial Bank

I. Coöperatieve Rabobank Roermond-Echt U.A.

Name :	Name :

Signature :	Signature :

II. Euramax Coated Products B.V.

Name :	Name :

Signature :	Signature :

III. *legal name acceding borrower,

Name :	Name :

Signature :	Signature :

Schedule IV

REQUEST FOR APPROVAL OF RESIGNATION

Coöperatieve Rabobank Roermond-Echt U.A.
Postbus 35
6040 AA ROERMOND

Initial Client Initial Bank

Dear Sir/Madam,

Reference is made to the EUR 15,000,000 Facility Agreement dated *date, hereinafter the "Agreement", made between the Bank and, [among others], Euramax Coated Products B.V., hereinafter the "Principal Borrower", in relation to a 15,000,000 euro credit facility, hereinafter the "Facility". Section 21 of the Agreement provides that the Principal Borrower may at any time request the Bank’s approval for the resignation of a Borrower as a party to the Agreement.

The Principal Borrower hereby requests the Bank to approve the resignation of *legal name of resigning borrower as a party to the Agreement and, in conjunction therewith, to release *legal name of resigning borrower from all liability under or in connection with the Agreement, including joint and several liability pursuant to Section 8 of the Agreement.

The Principal Borrower and *legal name of resigning borrower hereby declare that:

(a) none of the events set out in Section 13 of the Agreement has occurred or is likely to occur following the resignation of the resigning borrower; and

(b) no principal, interest, additional interest, fees, indemnities, costs or other monetary obligations are payable by the resigning borrower to the Bank under or in connection with the Agreement and the Bank has been released from its obligations pursuant to outstanding bank guarantees, Allocations and any other obligations assumed by the Bank at the request of the resigning Borrower in accordance with the provisions of Section 3 of the Agreement.

Yours sincerely,

*legal name of resigning borrower Euramax Coated Products
B.V.

Name :	Name :

Signature :	Signature :

AGREED:

Coöperatieve Rabobank Roermond-Echt U.A.

Name :	Name :

Signature :	Signature :

Schedule V General Banking Conditions